                                                                    EXHIBIT 4.12

                           MEMORANDUM OF UNDERSTANDING

1. Those private settling health plans, identified below, ("Settling Health Plans") have made objections to the original class action settlement agreement and/or claims against Sulzer entities, identified below, ("Sulzer") for payment of the medical expenses of Sulzer hip and knee revision surgeries ("Covered Revision Surgeries"). Covered Revision Surgeries, as used herein, has the same meaning as given in the Class Action Settlement in the United States District Court for the Northern District of Ohio, Eastern Division (the "Court"), and styled In re: Sulzer Hip Prosthesis and Knee Prosthesis Liability Litigation (MDL No. 1401) ("Class Action Settlement"). Any capitalized terms not defined herein shall have the same meaning as given in the Class Action Settlement.

2. Sulzer has committed $60 Million Dollars to resolution of these subrogation claims, the United States' Medicare claims and medical expense claims of Uninsured Affected Product Recipients. The term "uninsured medical expenses" does not include co-pays and deductibles for insured class members which must be satisfied by the class member directly.

3. Sulzer is in the process of settling Medicare's claims of subrogation related to hip revision surgeries including surgeries in connection with reprocessed shells (the "Medicare Settlement Agreement"). Sulzer has not reached an agreement with the United States regarding Medicare's claims of subrogation in connection with knee revision surgeries at this time. Counsel for the Settling Health Plans have agreed to recommend resolution of their claims as outlined below, and on similar time frame, if practicable, as Medicare. Those health plans that accept and execute a definitive settlement agreement with Sulzer will be deemed "Settling Health Plans."

4. Subject to the provisions in Paragraph 19 below, within forty-five (45) days after execution of this MOU, Sulzer, by and through its undersigned legal counsel, will provide the Settling Health Plans' legal counsel with certain information from Sulzer's Records regarding any Covered Revision Surgeries performed to date, with the format (data cartridges, CD roms, computer print-outs or an Excel type spreadsheet) and fields of this information to be agreed upon between Sulzer and the Settling Health Plans' legal counsel. Specifically, Sulzer agrees to provide the following information from its Records (1) patient's name; (2) gender; (3) date of birth; (4) home address(es);
(5) social security numbers of the patient and the insured, if different as in the case of a spouse; (6) Covered Revision Surgery Date; (7) name, address, and telephone number of the surgeon who performed the Covered Revision Surgery; (8) name, address and phone number of the hospital where the Covered Revision Surgery was performed (the "Sulzer Revision List"). Sulzer is under no affirmative obligation to obtain any information required under this Paragraph from any Affected Product Recipients or any other source that it does not have in its Records. For purposes of this MOU, Sulzer's "Records" shall include any records in the possession of Sulzer, its consultants or agents.

5. Sulzer, by and through its undersigned legal counsel, will provide the Settling Health Plans updates to the Sulzer Revision List every six months in the format and with the data elements set forth in Paragraph 4 above, with the last such report being delivered on or before December 31, 2004. The Settling Health Plans shall respond to each supplemental Revision List with a supplemental Revision Report pursuant to the terms as set forth in Paragraph 7. Sulzer shall respond to such supplemental Revision Reports pursuant to the terms as set forth in Paragraphs 8, 9 and 10.

6. The Settling Health Plans agree to maintain the confidentiality of all Sulzer Revision Lists, subject to an agreed upon protective order to be entered into between these parties and enforceable by contempt in the Court. Sulzer will have no obligation to deliver the Sulzer Revision List to any Settling Health Plan until this protective order has been entered by the Court. The Settling Health Plans and Sulzer recognize the highly confidential nature of certain information on the Sulzer Revision Lists and Sulzer Revision Reports, and agree to the jurisdiction of the Court for enforcement of sanctions for breach of confidentiality pursuant to the terms of the protective order to be entered in this matter, and pursuant to the civil and criminal sanctions for the release of individually identifiable health information established under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and any regulations adopted pursuant thereto. In the event the Sulzer Revision List is released, the Settling Health Plans shall be liable to Sulzer for any and all sanctions and remedies which the Court may impose for violation of such order. In the event the Sulzer Revision Report is released, Sulzer shall be liable to the Settling Health Plans for any and all sanctions and remedies which the Court may impose for violation of such order.

7. No later than sixty (60) days after receipt of the Sulzer Revision List or any supplemental Revision List, the Settling Health Plans will provide a written report to Sulzer, by and through its undersigned counsel of record, which identifies the number of Affected Product Recipients for whom the Settling Health Plans have paid for Covered Revision Surgeries (the "Revision Report"). The Revision Report furnished by the Settling Health Plans shall include the following basic information: (1) name of Affected Product Recipient; and (2) whether the Setting Health Plan is a Primary or Secondary Payor (as defined below) for the Affected Product Recipient. Where the Settling Health Plan is the Affected Product Recipient's Primary Payor, the Settling Health Plan shall provide a certification that it has paid the medical costs incurred in connection with the Affected Product Recipient's Covered Revision Surgery, including the hospital where the Covered Revision Surgery was performed and the orthopedic surgeon who performed the Covered Revision Surgery. Where Settling Health Plan is the Affected Product Recipient's Secondary Payor, the Settling Health Plan shall provide a certification that it has paid the medical costs incurred in connection with the Affected Product Recipient's Covered Revision Surgery, and certify as to the amounts paid. Upon request by Sulzer, the following additional information necessary to verify the amount of payment that may be eligible under this MOU will be provided by the Settling Health Plans:
(1) the date of any payments made by the Settling Health Plan; (2) the name of the provider that received payment from the Settling Health Plan; (3) the amounts paid by the Settling Health Plan on behalf of such Affected Product Recipient; and (4) the medical item(s) or service(s) furnished to such individual. If requested, this information may be provided in summary form (e.g., by spreadsheet or summary chart) and/or may include copies of any remittance advice documents associated with the Affected Product Recipient's Covered Revision Surgery.

8. Within forty-five (45) days of its receipt of the Revision Report or any supplemental Revision Report, Sulzer will respond to the counsel for the Settling Health Plans. If Sulzer denies any claim(s) for identified Covered Revisions Surgeries or disputes any other information supplied by a Settling Health Plan including the plan's status as a Primary Payor or the amounts incurred by any Secondary Payor, it will do so no later than forty-five (45) days from its receipt of the Revision Report, unless an extension of time is agreed to between the parties. If no response is received within 45 days by a Settling Health Plan, Sulzer will be deemed to have accepted the claim(s) submitted by a Settling Health Plan on the Revision Report. As for all denials, if any, the parties will attempt in good faith to resolve the dispute. In the event the parties are unsuccessful, they will agree to submit the dispute to the Court. If Sulzer does not dispute or deny the claim, the Revision Report and any supplemental Revision Reports will be binding on the Trustee of the Sulzer Settlement Trust as Sulzer's payment instructions pursuant to this MOU as supplemented and formalized by the Settling Health Plans' Settlement Agreement as provided by the Subrogation SubFund terms of the Class Action Settlement.

9. For each Affected Product Recipient identified on the Revision Report or supplemental Revision Report (which is not contested by Sulzer) in which the Settling Health Plan was the Primary Payor as of the date of the Covered Revision Surgery, Sulzer will pay $15,000. "Primary Payor" means all cases in which neither the Medicare Program nor any other health insurer is the Affected Product Recipient's primary health insurer. This payment will be made as designated by the Settling Health Plan's legal counsel no later than sixty (60) days after Sulzer's receipt of the Revision Report. As to those claims where there is no dispute, the Revision Report or supplemental Revision Report will serve as Sulzer's payment instructions to the Trustee pursuant to a Sulzer approved third party payor settlement as provided in the Class Action Settlement.

10. For each Affected Product Recipient identified on the Revision Report or supplemental Revision Report (which is not contested by Sulzer) in which the Settling Health Plan was the Secondary Payor as of the date of the Covered Revision Surgery, Sulzer will pay the LESSER of $5,000 or the actual costs incurred by the Settling Health Plan in connection with the Covered Revision Surgery. "Secondary Payor" means all cases in which the Affected Product Recipient has another responsible payor including, but not limited to, the Medicare Program or any other third-party payor, that made primary payment in connection with the Affected Product Recipient's Covered Revision Surgery. This payment will be made as designated by the Settling Health Plan's legal counsel no later than sixty (60) days after Sulzer's receipt of the Revision Report. As to those claims where there is no dispute, the

Revision Report and any supplemental Revision Report will serve as Sulzer's payment instructions to the Trustee pursuant to a Sulzer approved third party payor settlement as provided in the Class Action Settlement.

11. The parties understand and agree that, notwithstanding the payment obligations set forth above, in no event will the sum total of all payments under this MOU, Sulzer's obligations to Medicare, Uninsured Affected Product Recipients, and/or any other third party payor claims exceed $60 Million Dollars.

12. The above payments to the Settling Health Plans for Covered Revision Surgeries will be paid out of the Initial Insurance Proceeds and Second Year Policies. Once tendered, these funds will be held by the Sulzer Settlement Trust in an interest bearing account. To the extent claims are properly payable under the terms of this MOU, payment for any Covered Revision Surgeries on the Revision Report or any supplemental Revision Report delivered by a Settling Health Plan will be made by the Trustee in accordance with the time frames set forth above but in no event earlier than sixty (60) days after the Initial Insurance Proceeds Delivery Date, as defined in the Class Action Settlement. The initial Revision Report payment will be made by the Trustee on a rolling basis to groups of Settling Health Plans represented by undersigned attorneys of record. All other payments for Affected Product Recipients on any supplemental Sulzer Revision Lists will be made on a quarterly basis by the Trustee upon submission of a supplemental Revision Report in response to a supplemental Revision List as provided in Paragraph 5 above.

13. The releases to be provided by the Settling Health Plans in exchange for these payments will release all claims, whether for reimbursement, subrogation, or otherwise, the Settling Health Plans have now or may have in the future related to or arising from the Affected Products covered under the Class Action Settlement including any Covered Revision Surgeries and all related medical items and services, as against class members, and as against Sulzer, including future claims for costs of Covered Revision Surgeries, claims for medical monitoring care of any Affected Product Recipients who have not undergone an Covered Revision Surgery, and claims for costs of the original Sulzer Affected Product, if any. Provided that, in the event a Settling Health Plan does not identify any Affected Product Recipients from the Sulzer Revision List or any supplemental Sulzer Revision List for whom it is a Primary or Secondary Payor, no release will be given by that Settling Health Plan to Sulzer or any other party at that time. Notwithstanding, upon receipt of the Sulzer Revision List, the Settling Health Plan will have agreed to the terms of this MOU so that if it were to incur any costs for an Covered Revision Surgery in the future (claims for an Affected Product Recipient incurred on or after the delivery date of the Sulzer Revision List to a Settling Health Plan), the terms and conditions of this MOU would apply including the payment provisions and data elements set forth herein. Settling Health Plans retain all rights against any Affected Product Recipients that exercise their Opt-Out rights under the Class Action. Accordingly, no payments will be made under this MOU to Settling Health Plans for any opt-outs and Sulzer agrees to identify opt-outs to the Settling Health Plans. The comprehensive release provisions will be included in the definitive Settlement Agreement to be executed between the parties pursuant to Paragraph 19.

14. Settling Health Plans will cooperate with Sulzer and participate through counsel in notification of and approval by the Court of this MOU, to the extent the Court requires such an approval, with this notification to occur at the same time as Medicare, if practicable.

15. Sulzer and the Settling Health Plans agree to cooperate in verification of the Sulzer Revision List, any supplemental Revision Lists, the Revision Report, and any supplemental Revision Reports as contemplated by this MOU. Counsel for the Settling Health Plans agree to provide Sulzer, on request, with verification of any representations on the Sulzer Revision Report and any supplemental Revision Reports.

16. Sulzer and the Settling Health Plans agree to cooperate in notification to the Trustee of these payments and this MOU and subsequent implementation of the final settlement agreement.

17. In the event Sulzer agrees to pay any other third party payor, including any state or federal government agency, an amount more than $15,000 per Primary Payor per Covered Revision Surgery or $5,000 per Secondary Payor per Covered Revision Surgery, Sulzer agrees to pay the Settling Health Plans an amount equal to the difference times each Sulzer revision paid to the Settling Health Plans (hereinafter this clause shall be known as the

"most favored nations clause" or "MFN"). To implement this Paragraph, Sulzer will provide undersigned counsel with a copy of all settlement agreements, if any, it may enter into with third party payors. The amounts paid by Sulzer to any third-party payor as a result of any judgment rendered against Sulzer and/or an opt-out, shall not trigger the MFN provisions under this Paragraph.

18. This MOU and the final settlement agreement to implement it are confidential between the parties signatory hereto; provided, (1) on reasonable request, the Settling Health Plans will agree to permit Sulzer to release the terms of the same, and (2) nothing contained herein shall be construed to prohibit Sulzer from settling with any other health plan not a party to this MOU.

19. This MOU is subject to the approval of the Settling Health Plans, the respective Boards of Directors of Sulzer, class counsel, and the Sulzer Settlement Trustee. The terms and conditions of this MOU shall be memorialized into a definitive settlement agreement within thirty (30) days following execution of this MOU. The definitive settlement agreement shall be executed on behalf of counsel by each Settling Health Plan. Regardless of the health plans identified below, the terms and conditions in this MOU, shall only apply to those Settling Health Plans that execute the definitive settlement agreement with Sulzer. Neither Sulzer nor a Settling Health Plan shall have any obligation or liability of any nature whatsoever to the other under this MOU unless or until a final settlement agreement is executed by Sulzer and that Settling Health Plans. In the event that the parties fail to execute a definitive settlement agreement within this time period, the terms and conditions in this MOU shall be null and void. In such instance, the Settling Health Plans will have ten (10) days from the date on which the Settling Health Plans receive written notice from Sulzer that the MOU will not be finalized to file their objections to the Class Action Settlement. Sulzer and class counsel will not file any objections based on timeliness to the Settling Health Plans' motion to the Court for leave to file such objections.





/s/ RICHARD F. SCRUGGS                     DATED 4/30/02
------------------------------                  ------------------------
RICHARD F. SCRUGGS
COUNSEL FOR SULZER




/s/ R. ERIC KENNEDY                        DATED 5/2/02
------------------------------                  -------------------------
R. ERIC KENNEDY
CLASS COUNSEL ON BEHALF OF
CLASS REPRESENTATIVES IN RE
SULZER HIP PROSTHESIS AND
KNEE PROSTHESIS LIABILITY
LITIGATION

/s/ KIMBERLY R. WEST                          DATED 4/24/02
-----------------------------------------           -------------------------
Kimberly R. West
WALLACE, JORDAN, RATLIFF & BRANDT, L.L.C.
P.O. Box 530910
Birmingham, Alabama 35253
Telephone: (205) 870-0555
Fax: (205) 871-7534

COUNSEL FOR THE BLUES PLANS:

BlueCross BlueShield of Alabama
BlueCross BlueShield of Florida, Inc.
BlueCross BlueShield of Massachusetts, Inc.
BlueCross BlueShield of Michigan
BlueCross BlueShield of Minnesota
BlueCross and BlueShield of North Carolina
Empire BlueCross Blue Shield
Trigon Insurance Company d/b/a Trigon BlueCross BlueShield of HealthKeepers Physicians' Services, Inc. d/b/a BlueShield of California

/s/ MICHAEL A. LEE                     DATED 4/30/02
------------------------------               -------------------------
Michael A. Lee
SUSMAN GODFREY, LLP.
1000 Louisiana, Suite 5100
Houston, Texas 77002
Telephone: (713) 653-7806
Facsimile: (713) 654-3376

COUNSEL FOR:

Health Care Service Corporation, a Mutual Legal Reserve Company
(d/b/a BlueCross BlueShield of Texas, BlueCross BlueShield of Illinois, and BlueCross BlueShield of New Mexico)
Humana Health Plan of Texas, Inc.
Humana Insurance Company
Humana Medical Plan, Inc.
Humana Health Plan of Ohio, Inc.
Humana Health Insurance Company of Florida, Inc.
Humana Health Plan, Inc.
Humana Health Insurance Company of Nevada, Inc.
Humana Wisconsin Health Organization Insurance Corporation
Humana HMO Texas, Inc.
Humana HealthChicago, Inc.
Humana HealthChicago Insurance Company
Humana Kansas City, Inc.
Humana Employers Health Plan of Georgia
Humana Health Plans of Puerto Rico, Inc.
Humana Insurance of Puerto Rico, Inc.
Foundation Health, a Florida Health Plan, Inc.
Beacon Health Plan, Inc.
Doctors Health Plan, Inc.
Healthplansoutheast, Inc.
Vista Insurance Plan, Inc.

/s/ MICHAEL J. LAFFEY                  DATED 4/26/02
------------------------------               -------------------------
Michael J. Laffey
Michael J. Laffey and Associates
210 Mary Street
Carnegie, PA 15106
Telephone: (412) 429-7079
Fax: (412) 429-7078

COUNSEL FOR:
Independence Blue Cross and its subsidiaries
BlueCross BlueShield New Jersey
Blue Cross Western New York
Highmark, Inc.
Horizon BlueCross BlueShield of New Jersey
Health Plus PHSP, Inc.
HealthNow NY d/b/a Blue Cross Blue Shield of New York and Albany

                                        DATED
------------------------------               -------------------------
Mark D. Fischer
RAWLINGS & ASSOCIATES PLLC
1700 One Waterfront Plaza
325 West Main Street
P.O. Box 740027
Louisville, KY 40201-7427
(502) 587-1279


------------------------------
John Gregory Murphy
6555 Parkins Road
Suite 200
Baton Rouge, Louisiana 70808
(225) 767-7151

COUNSEL FOR BLUECROSS BLUESHIELD OF LOUISIANA

                                        DATED
------------------------------               -------------------------
Mark D. Fischer
RAWLINGS & ASSOCIATES PLLC
1700 One Waterfront Plaza
325 West Main Street
P.O. Box 740027
Louisville, KY 40201-7427
(502) 587-1279

COUNSEL FOR:

Alta Health & Life Insurance Company
Anthem Insurance Companies, Inc.
Anthem Blue Cross Blue Shield of Colorado
Anthem Blue Cross Blue Shield of Connecticut
Anthem Blue Cross Blue Shield of Indiana
Anthem Blue Cross Blue Shield of Kentucky
Anthem Blue Cross Blue Shield of Maine
Anthem Blue Cross Blue Shield of Nevada
Anthem Blue Cross Blue Shield of New Hampshire
Anthem Blue Cross Blue Shield of Ohio
Arkansas BlueCross BlueShield, a Mutual Insurance Company
AvMed
BlueCross BlueShield Government-wide Service Benefit Plan
BlueCross BlueShield of Delaware
BlueCross BlueShield of Georgia
BlueCross BlueShield of Kansas City
BlueCross BlueShield of Louisiana
BlueCross BlueShield of Nebraska
BlueCross BlueShield of Oklahoma
BlueCross BlueShield of Tennessee
BlueCross BlueShield of Vermont
BlueCross of California
Blue Cross of Idaho Health Service, Inc.
Blue Cross Life & Health Insurance Company
Capital Blue Cross
Central Benefits Mutual Insurance Company
Conseco Companies

Conseco Medical Insurance Company
Washington National Insurance Company
Pioneer Life Insurance Company
Bankers Life and Casualty Company
DakotaCare
EPIC Life Ins. Co.
Federated Mutual Insurance Company
FORTIS Ins. Co.
General Electric Group Life Insurance Company
G. E. Group Administrators
Geisinger Health Plan
Golden Rule Ins. Co.
Government Employee Hospital Association (GEHA)
Great-West Life & Annuity Insurance Company
Group Health Cooperative of Puget Sound
Group Health Incorporated
The Guardian Life Ins. Co. of America
Health Insurance Plan of Greater New York
Health Net
Health Partners, Inc.
HIP Health Plan of Florida
KPS Health Plans
Lifeguard, Inc.
Lifeguard Life Ins. Co.
Maxicare
Medical Benefits Mutual Life Ins. Co.
Medical Benefits Administrators, Inc.
Medical Mutual of Ohio
Medical Mutual Services, LLC
Mid-Atlantic Medical Services, Inc.
Mountain State Blue Cross Blue Shield
Mutual of Omaha
MVP Health Plan
National Health Ins. Co.
New England Financial
Noridian Mutual Insurance Company d/b/a Blue Cross Blue Shield of North
Dakota
One Health Plan of Alaska

One Health Plan of California
One Health Plan of Illinois
One Health Plan of Colorado
One Health Plan of Texas
One Health Plan of Georgia
One Health Plan of Massachusetts
One Health Plan of Indiana
One Health Plan of Ohio
One Health Plan of Washington
One Health Plan of Oregon
One Health Plan of Tennessee
One Health Plan of Florida
One Health Plan of New Jersey
One Health Plan of Arizona
One Health Plan of New Hampshire
One Health Plan of North Carolina
One Health Plan of South Carolina
One Health Plan of Kansas/Missouri
One Health Plan of Maine
One Health Plan of New York
One Health Plan of Nevada
One Health Plan of Michigan
One Health Plan of Minnesota
One Health Plan of Pennsylvania
One Health Plan of Virginia
One Health Plan of Wisconsin
One Health Plan of Wyoming
Oxford Health Plans
PacifiCare Health Systems
Pacific Life Ins. Co. and affiliates
Phoenix American Life
Phoenix Home Life Mutual Insurance
Phoenix Group Services
Priority Health, Inc.
Regence BlueCross BlueShield of Oregon
Regence BlueCross BlueShield of Utah
Regence BlueShield
Regence BlueShield of Idaho

Tufts Health Plan
Unicare Life & Health Insurance Company
Unicare Health Plans of the Midwest, Inc.
Unicare Health Insurance Company of the Midwest, Inc.
United Healthcare, Inc.
Vytra Health Plans Long Island, Inc.
Vytra Health Services, Inc.
The Wellness Plan
Wisconsin Physicians Service Insurance Corp.

(collectively known as Health Benefit Plans, AHBPs).

                                        DATED
------------------------------               -------------------------
James L. Johnson
THE JOHNSON LAW FIRM
6500 Greenville Avenue
Suite 345, LB 30
Dallas, Texas 75206
Telephone: (214) 363-1629
Facsimile: (214) 363-9173

COUNSEL FOR THE CIGNA PLANS:

CIGNA HealthCare of Arizona, Inc.
CIGNA HealthCare of California, Inc.
CIGNA HealthCare of Colorado, Inc.
CIGNA HealthCare of  Connecticut, Inc.
CIGNA HealthCare of Delaware, Inc.
CIGNA HealthCare of Florida, Inc.
CIGNA HealthCare of Georgia, Inc.
CIGNA HealthCare of Illinois, Inc.
CIGNA HealthCare of Louisiana, Inc.
CIGNA HealthCare of Massachusetts, Inc.
CIGNA HealthCare of Mid-Atlantic, Inc.
CIGNA HealthCare of New Jersey, Inc.
CIGNA HealthCare of New York, Inc.
CIGNA HealthCare of Ohio, Inc.
CIGNA HealthCare of Oklahoma, Inc.
CIGNA HealthCare of Pennsylvania, Inc.
CIGNA HealthCare of St. Louis, Inc.
CIGNA HealthCare of Tennessee, Inc.
CIGNA HealthCare of Texas, Inc.
CIGNA HealthCare of Utah, Inc.
CIGNA HealthCare of Virginia, Inc.
Connecticut General Life Insurance Company
CIGNA Healthcare of Arkansas, Inc.
CIGNA HealthCare Preferred of Arkansas, Inc.
CIGNA HealthCare of New York, Inc.

CIGNA HealthCare of Indiana, Inc.
CIGNA Insurance Group, Inc.
CIGNA Insurance Services, Inc.
CIGNA HealthCare of Kentucky, Inc.
CIGNA HealthCare of Maine, Inc.
CIGNA HealthCare Preferred of Maine, Inc.
CIGNA HealthCare of New Hampshire, Inc.
CIGNA HealthCare of North Carolina Administrators, Inc.
CIGNA HealthCare of North Carolina, Inc.
CIGNA HealthCare Preferred of Ohio, Inc.
CIGNA HealthCare Preferred of New Hampshire, Inc.
CIGNA HealthCare Preferred of New York, Inc.
CIGNA HealthCare of South Carolina, Inc.
CIGNA HealthCare Preferred of Tennessee, Inc.
Lovelace Health Systems, Inc.

                                    Exhibit A



                           Trustee Security Agreement


                 SULZER ORTHOPEDICS INC. AND AFFILIATED ENTITIES
                               SECURITY AGREEMENT

         This Security Agreement (the "Agreement") is dated as of August 30, 2001, by and among Sulzer Orthopedics Inc., a Delaware corporation ("SOUS"), and affiliated entities, including Sulzer Medica Ltd., a limited company organized under the laws of Switzerland ("SML"); the other direct and indirect subsidiaries of SML listed on the signature pages hereto (the "Subsidiaries" and collectively with SML and SOUS, the "Grantors"); and the interim Trustee named on the signature pages hereof (the "Trustee") (collectively, the "Security Parties"), pursuant to that certain Class Action Settlement Agreement, dated as of August 15, 2001, as amended and restated as of August 23, 2001, among SML and SOUS, on behalf of themselves and the other Released Parties thereunder, and Class Counsel on behalf of the Class Representatives (together with all Exhibits and Annexes attached thereto, as amended from time to time, the "Settlement Agreement") relating to the claims consolidated in the United States District Court for the Northern District of Ohio, Eastern Division, and styled In Re InterOp Hip Prosthesis Products Liability Litigation (MDL No. 1401).

                             PRELIMINARY STATEMENTS

         A. The Grantors and the Trustee have entered into a Trust Agreement dated as of August 30, 2001 (such Trust Agreement as the same may be amended or modified from time to time, including amendments and restatements thereof in its entirety, being hereinafter referred to as the "Trust Agreement"), pursuant to which the Trustee has agreed, subject to certain terms and conditions, to receive, hold, and invest funds in accordance with, and subject to, the provisions of the Settlement Agreement, to issue payments and disburse funds as provided in the Settlement Agreement and to take all such other actions as contemplated by the Settlement Agreement for the benefit of the Beneficiaries;

         B. As a condition to entering into the Settlement Agreement, the Beneficiaries have required, among other things, that each Grantor grant to the Trustee for the benefit of the Beneficiaries a lien on and security interest in the assets of such Grantor described herein subject to the terms and conditions hereof; and

         C. Each Grantor will benefit, directly or indirectly, from the resolution of claims effected by the Settlement Agreement.

         NOW, THEREFORE, for and in consideration of the execution and delivery by Class Counsel on behalf of the Class Representatives of the Settlement Agreement and the Trustee of the Trust Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the Security Parties hereby agree as follows:

         Section 1. Terms defined in the Trust Agreement and Settlement Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Trust Agreement or the Settlement Agreement, as applicable. The term "Grantor" and "Grantors" as used herein shall mean and include the Grantors collectively and also each individually, with all grants, representations, warranties and covenants of and by the Grantors, or any of them, herein contained to constitute joint and several grants, representations, warranties and covenants of and by the Grantors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Grantor only with respect to the Collateral owned by it or represented by such Grantor as owned by it.

           Section 2. Grant of Security Interest in the Collateral; Obligations Secured. (a) Each Grantor hereby grants to the Trustee for the benefit of the Beneficiaries a lien on and security interest in, and acknowledges and agrees that the Trustee has and shall continue to have for the benefit of the Beneficiaries a continuing lien on and security interest in, all right, title and interest of each Grantor, whether now owned or existing or hereafter created, acquired or arising, in and to all assets of each Grantor, including all of the following:

                  (a) Accounts;

                  (b) Chattel Paper;

                  (c) Instruments (including Promissory Notes);

                  (d) Documents;

                  (e) General Intangibles (including Payment Intangibles, Software and Intellectual Property);

                  (f) Letter-of-Credit Rights;

                  (g) Supporting Obligations;

                  (h) Deposit Accounts;

                  (i) Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);

                  (j) Inventory;

                  (k) Real Property;

                  (l) Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);

                  (m) Fixtures;

                  (n) All rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

                  (o) All personal property and interests in personal property of any Grantor of any kind or description now held by the Trustee or the Beneficiaries or at any time hereafter transferred or delivered to, or coming into the possession, custody, or control of, the Trustee or the Beneficiaries, or any Trustee or affiliate of the Trustee or the Beneficiaries, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

                  (p) All supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of any Grantor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes, and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

                  (q) All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

                  (r) All Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the "Collateral", provided that "Collateral" shall not include (i) with respect to any Grantor, any General Intangible, Intellectual Property or Investment Property to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its rights under such General Intangible, Investment Property or Intellectual Property, as the case may be, is prohibited or restricted by such General Intangible, Investment Property or Intellectual Property, as the case may be, and the consent of applicable Persons has not been obtained, provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such General Intangible, Investment Property or intellectual property as the case may be, to the extent provided in Section 9-406 of the UCC on the date hereof or
(ii) 974,074 shares of common stock, no par value, or security entitlements with respect thereof, of Thoratec Corporation, a California corporation. All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time ("UCC") shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. For purposes of this Agreement, the term "Receivables" means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise.

                  (b) This Agreement is made and given to secure, and shall secure, the prompt payment and performance when due of (i) any and all indebtedness, obligations and liabilities of the Grantors, and of any of them individually, to the Settlement Trust for the purpose of making distributions to the Beneficiaries, under or in connection with or evidenced by the Settlement Agreement or the Trust Agreement (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred pursuant to and in accordance with Article 5 and Section 13.2(c) of the Settlement Agreement and Sections 3.04 and 3.05 of the Trust Agreement (all of the indebtedness, obligations, liabilities, expenses and charges described above being hereinafter referred to as the "Obligations"). NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE RIGHT OF RECOVERY AGAINST ANY GRANTOR UNDER THIS AGREEMENT SHALL NOT EXCEED $1.00 LESS THAN THE LOWEST AMOUNT WHICH WOULD RENDER SUCH GRANTOR'S OBLIGATIONS UNDER THIS AGREEMENT VOID OR VOIDABLE UNDER APPLICABLE LAW, INCLUDING FRAUDULENT CONVEYANCE LAW.

         Section 3. Credit Facility and Trustee Prior Liens. The liens and security interest granted herein shall be junior and subordinate to any lien or security interest that has been or shall be granted by Grantor to a financial or other lending institution or institutions (the "Credit Facility Liens") for the purposes of securing Grantor's obligations under the Credit Facility; provided, that the terms of the Credit Facility shall be subject to the prior approval by Class Counsel (such approval not to be unreasonably withheld). Notwithstanding the foregoing, as security for the Trustee's rights to receive compensation for its services, reimbursement for its expenses and to indemnification hereunder, the Trustee shall have a lien prior to all other persons (other than the Credit Facility Liens, as to which the Trustee shall have a pari passu lien) upon all Collateral subject to this Agreement. During definitive documentation of such Credit Facility, the Trustee shall enter into such agreements and documents as reasonably necessary, including without limitation an intercreditor agreement agreeing that the Obligations under the Settlement Agreement and Liens created by this Agreement shall be subordinated to the obligations and Liens securing such obligations under the Credit Facility. Concurrently with or prior to the execution and delivery of this Agreement, the Grantors shall execute and deliver pursuant to the terms of this Agreement (i) financing statements (on UCC-1 or such successor or other applicable form) necessary to perfect a security interest in the Secured Assets that constitute personal property under applicable law and (ii) mortgages and deeds of trust necessary to perfect a security interest in the Secured Assets that constitute real property or fixtures under applicable law, in each case to the extent necessary or permitted under the applicable jurisdiction governing such Secured Assets. Pursuant to the terms of this Agreement, the Trustee and/or the Grantors shall file and/or record (or cause to be filed and/or recorded) such financing statements, mortgages and deeds of trust as are necessary to perfect the Settlement Trust's security interest in the Secured Assets.

         Section 4. Event of Default.

                  (a) If the Grantors fail to make a payment to the Settlement Trust (i) an amount totaling at least $25 million (not including Insurance Proceeds) on the due date of any Annual Payment Amount pursuant to Section 2.9(d) of the Settlement Agreement or (ii) after the termination of the Grantors' obligation to deliver the Annual Payment Amount, an amount equal to any quarterly payment (not to exceed $12.5 million) required by
Section 2.9(g) of the Settlement Agreement, and such payment is not made within six months of the due date of such Annual Payment Amount or quarterly payment, as applicable, then such event shall constitute an Event of Default.

                  (b) Upon the occurrence and during the continuation of any Event of Default (as to which the Claims Administrator shall notify the Trustee in writing), the Trustee shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Trustee may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each Grantor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker's board or at the Trustee's office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Trustee deems advisable, in its sole discretion, based on written instructions from the Claims Administrator. Upon the occurrence and during the continuation of any Event of Default, in addition to any other right or remedies set forth herein or by applicable law, the Trustee may by written demand direct any securities intermediary, commodities intermediary, or other financial intermediary at any time holding any Investment Property, or any issuer thereof, to deliver such Collateral, or any part thereof, to the Trustee and/or liquidate such Collateral, or any part thereof, and deliver the proceeds thereof to the Trustee. If any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable. In the exercise of any such remedies, the Trustee may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. Also, if less than all the Collateral is sold, the Trustee shall have no duty to marshal or apportion the part of the Collateral so sold as between the Grantors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Grantors are the owners thereof. Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Grantors in accordance with Section 14.8 of the Settlement Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Grantor if such Grantor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Trustee may be the purchaser at any such sale. Each Grantor hereby waives all of its rights of redemption from any such sale. The Trustee may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Trustee may further postpone such sale by announcement made at such time and place. In the event any of the Collateral shall constitute restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable. The Trustee has no obligation to prepare the Collateral for sale. The Trustee may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and the Grantors acknowledge and agree that the absence of such warranties shall not render the disposition commercially unreasonable.

                  (c) The powers conferred upon the Trustee hereunder are solely to protect its interest in the Collateral and shall not impose on it any duties to exercise such powers. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if the Collateral is accorded treatment substantially equivalent to that which the Trustee accords its own property, it being understood, however, that the Trustee shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value or (iv) insuring (or monitoring the insurance status as to) the Collateral. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Grantors in any way related to the Collateral, and the Trustee shall have no duty or obligation to discharge any such duty or obligation. Neither the Trustee, nor any party acting as attorney or other agent for the Trustee, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than such person's gross negligence or willful misconduct.

                  (d) Without in any way limiting the foregoing, each Grantor hereby grants to the Trustee for the benefit of the Beneficiaries a royalty-free non-exclusive irrevocable license and right to use all of such Grantor's patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by the Trustee on all or any part of the Collateral to the extent permitted by this Agreement, law or the applicable license or other intellectual property agreement. The license and right granted the Trustee hereby shall be without any royalty or fee or charge whatsoever.

                  (e) If the Trustee has liquidated the Collateral (less any Collateral constituting reserves estimated to be needed to reimburse the Trustee for its expenses as provided herein), and such liquidated Collateral is insufficient to satisfy all claims, then the Trustee shall apply to the Court for instructions relating thereto.

         Section 5. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the satisfaction of all of the Grantors' payment Obligations under the Settlement Agreement. Upon such termination of this Agreement, the Trustee shall, upon the request and at the expense of the Grantors, forthwith release its security interest hereunder in accordance with the terms of Section 7 hereof.

         Section 6. Primary Security; Obligations Absolute. The lien and security interest herein created and provided for stand as direct and primary security for the Obligations of the Grantors arising under or otherwise relating to the Settlement Agreement and the Trust Agreement, as well as for any of the other obligations secured hereby. No application of any sums received by the Trustee or the Beneficiaries in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any part thereof shall in any manner entitle any Grantor to any right, title or interest in or to the obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Obligations have been fully paid and satisfied and the Settlement Agreement and the Trust Agreement have expired or otherwise terminated. Each Grantor acknowledges that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of the Trustee or the Beneficiaries, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by the Beneficiaries or any other holder of any obligations of any other security for or guarantors upon any of the obligations or by any failure, neglect or omission on the part of the Trustee or the Beneficiaries to realize upon or protect any of the obligations or any collateral or security therefor (including, without limitation, impairment of collateral or failure to perfect security interest in collateral). The lien and security interest hereof shall not in any manner be impaired or affected by (and the Trustee, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. In order to realize hereon and to exercise the rights granted the Trustee or the Beneficiaries hereunder and under applicable law, there shall be no obligation on the part of the Trustee or the Beneficiaries at any time to first resort for payment to the Grantors or to any guaranty of the obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Trustee or the Beneficiaries shall have the right to enforce this Agreement against any Grantor or any of its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

         Section 7. Release of Collateral.

                  (a) Upon the satisfaction of all of the Grantors' payment obligations under the Settlement Agreement, this Agreement shall terminate and the Collateral shall be released. Upon the written request of the Grantors (accompanied with appropriate documentation or other evidence reasonably satisfactory to the Trustee) or upon the direction of the Court, the Trustee, on behalf of the Trust, shall execute, file and/or record such termination instruments (including without limitation, UCC-3s or other evidence of release of a lien or mortgage as applicable) as may be necessary to release all liens on Collateral hereunder.

                  (b) In the event that Final Judicial Approval is not obtained or if the Settlement Agreement is terminated in accordance with Article 10 thereunder, the Trustee, on behalf of the Trust, shall execute, file and/or record such termination instruments (including without limitation, UCC-3s or other evidence of release of a lien or mortgage as applicable) as may be necessary to release all liens on Collateral hereunder, and this Agreement shall terminate and be of no force and effect.

                  (c) In the event that the Grantors sell assets for business purposes or for the purposes of satisfying its payment obligations under the Settlement Agreement, the Trustee, on behalf of the Trust, shall execute and deliver such termination instruments (including without limitation, UCC-3s or other evidence of release of a lien or mortgage as applicable) as may be necessary to release all liens on Collateral hereunder subject to sale under such agreements.

         Section 8. Miscellaneous.

                  (a) The rights and responsibilities of the Trustee under this Agreement shall be subject to the terms of the Trust Agreement and the Settlement Agreement, including without limitation, Article III of the Trust Agreement and the Trustee's right to indemnification thereunder. In furtherance of the foregoing, the Security Parties acknowledge that Trustee has not made an independent determination as to the nature of the perfection of the security interests covered by this Agreement, and thus has no duty to determine whether filings relating to perfection of security interests are complete and accurate and shall not be responsible for the adequacy of the Collateral or the perfection of the security interests therein. The terms of this Agreement shall be binding on and inure to the benefit of any successor Trustee appointed in accordance with the terms of the Trust Agreement.

                  (b) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors and permitted assigns; provided, however, that no Grantor may assign its rights or delegate its duties hereunder without the Trustee's prior written consent.

                  (c) All communications provided for herein shall be in writing, except as otherwise specifically provided for hereinabove, and shall be deemed to have been given or made, if to any Grantor when given to Sulzer in accordance with Section 14.8 of the Settlement Agreement, or if to the Trustee, when given to the Trustee in accordance with Section 6.05 of the Trust Agreement.

                  (d) No Beneficiary (or affiliate of any Beneficiary) shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral subject to this Agreement or for the execution of any trust or power hereof or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Agreement; it being understood and intended that no one or more of the Beneficiaries (or their affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the lien and security interest of this Agreement by its or their action or to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Trustee in the manner herein provided for the benefit of the Beneficiaries.

                  (e) In the event that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Grantor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Grantors.

                  (f) In the event the Trustee shall at any time in its discretion permit a substitution of Grantors hereunder or a party shall wish to become a Grantor hereunder, such substituted or additional Grantor shall, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Grantor had originally executed this Agreement and, in the case of a substitution, in lieu of the Grantor being replaced. No such substitution shall be effective absent the written consent of the Trustee nor shall it in any manner affect the obligations of the other Grantors hereunder.

                  (g) This Agreement shall be deemed to have been made in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

                  (h) Each Grantor and, by accepting the benefits of this Agreement, the Trustee and each Beneficiary hereby submits to the exclusive jurisdiction of the United States District Court for the Northern District of Ohio, Eastern Division, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Grantor and, by accepting the benefits of this Agreement, each Beneficiary irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Trustee consents to be subject to the jurisdiction of the Court in any action relating to this Agreement. EACH GRANTOR AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, THE TRUSTEE AND EACH BENEFICIARY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (i) Except as otherwise specifically provided herein, nothing in this Agreement, express or implied, confers on any person, other than the parties hereto and their successors and assigns hereunder, any benefit or any legal or equitable right, remedy, or claim under this Agreement.

                  (j) Copies of all documents, notices, statements, reports, projections, motions, or similar documents provided to any Security Party under this Agreement shall be provided on a confidential basis and shall be kept confidential by all other such Security Parties unless such information is otherwise publicly available or as otherwise required by law or judicial or administrative process. Such confidential information provided under this Agreement can be used in any proceeding in the Court or any applicable appellate court provided the

Security Party using such information takes reasonable steps to protect the confidential nature of the information.

                  (k) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same agreement.


                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.


                                        SULZER MEDICA LTD.



                                        By: /s/ Stephan Rietiker
                                          --------------------------------------
                                        Name:  Stephan Rietiker
                                        Title: President & CEO



                                        SULZER ORTHOPEDICS INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                                        SULZER ORTHOPEDICS LTD.



                                        By: /s/ Richard Fritschi
                                          --------------------------------------
                                        Name:  Richard Fritschi
                                        Title: President



                                        SULZER MEDICA USA HOLDING COMPANY



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                     (SIGNATURE PAGE TO SECURITY AGREEMENT)

                                        SULZER MEDICA USA INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                                        SULZER BIOLOGICS INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                                        SULZER CARBOMEDICS CANADA INC.



                                        By: /s/ Terry L. Marlatt
                                          --------------------------------------
                                        Name:  Terry L. Marlatt
                                        Title: Director



                                        SULZER CARBOMEDICS INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                                        SULZER CARBOMEDICS INTERNATIONAL
                                        HOLDING CO.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                     (SIGNATURE PAGE TO SECURITY AGREEMENT)

                                        SULZER CARBOMEDICS UK LTD.



                                        By: /s/ Terry L. Marlatt
                                          --------------------------------------
                                        Name:  Terry L. Marlatt
                                        Title: Director



                                        SULZER CARDIOVASCULAR AG



                                        By: /s/ Terry L. Marlatt
                                          --------------------------------------
                                        Name:  Terry L. Marlatt
                                        Title: Director



                                        SULZER CARDIOVASCULAR INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                                        SULZER CARDIOVASCULAR SA



                                        By: /s/ Terry L. Marlatt
                                          --------------------------------------
                                        Name:  Terry L. Marlatt
                                        Title: Director



                                        SULZER DENTAL CORP.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                     (SIGNATURE PAGE TO SECURITY AGREEMENT)

                                        SULZER DENTAL GMBH



                                        By: /s/ Steven B. Hanson
                                          --------------------------------------
                                        Name:  Steven B. Hanson
                                        Title: Managing Director



                                        SULZER DENTAL INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                                        SULZER DENTAL LTD.



                                        By: /s/ Steven E. Hanson
                                          --------------------------------------
                                        Name:  Steven E. Hanson
                                        Title: Director



                                        SULZER DENTAL SARL



                                        By: /s/ Christophe Lizot
                                          --------------------------------------
                                        Name:  Christophe Lizot
                                        Title: Gerant



                                        SULZER INTRATHERAPEUTICS INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer


                     (SIGNATURE PAGE TO SECURITY AGREEMENT)

                                        SULZER MEDICA CANADA INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                                        SULZER MEDICA INTERNATIONAL FSC INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: President



                                        SULZER MITROFLOW CORP.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                                        SULZER ORTHOPEDICS CANADA INC.



                                        By: /s/ Jeffrey L. Frizell
                                          --------------------------------------
                                        Name:  Jeffrey L. Frizell
                                        Title: Treasurer



                                        SULZER SPINE-TECH INC.



                                        By:  /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer


                     (SIGNATURE PAGE TO SECURITY AGREEMENT)

                                        SULZER SPINE-TECH SURGICAL INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer



                                        SULZER VASCUTEK USA INC.



                                        By: /s/ Richard J. May
                                          --------------------------------------
                                        Name:  Richard J. May
                                        Title: Treasurer




                      Accepted and agreed to as of the date first above written.


                            /s/ Eric Kennedy
                            ----------------------------------------------------
                            R. Eric Kennedy, as interim Trustee on behalf of the
                               Sulzer Settlement Trust



                     (SIGNATURE PAGE TO SECURITY AGREEMENT)